Registration No. 333-43909

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
____________________

____________________
NITCHES, INC.
(Exact name of registrant as specified in its charter)

Nevada	95-2848021
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

10280 Camino Santa Fe
San Diego, California 92121
(858) 625-2633
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Nitches, Inc. Executive Option Plan
(Full Title of the plan)

Paul M. Wyandt
Chief Financial Officer
10280 Camino Santa Fe
San Diego, California 92121
(858) 625-2633
(Names, address, including zip code, and telephone number including area code, of agents for service)

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated	Accelerated	Non-accelerated	Smaller reporting company ☒
filer ☐	filer ☐	filer ☐
(Do not check if a
smaller reporting
company)

EXPLANATORY NOTE – DEREGISTRATION OF SECURITIES

On January 8, 1998, Nitches, Inc. (the “Company”) filed a Registration Statement on Form S-8 (Registration No. 333-43909) (the “Registration Statement”) with the United States Securities and Exchange Commission (the “Commission”), which registered 200,000 shares (150,000 of the 200,000 shares had been previously registered on Registration No. 033-33293 and have now been subsequently deregistered) of the Company’s common stock, no par value (the “Common Stock”) to be offered and sold pursuant to the Nitches, Inc. Executive Option Plan.

In accordance with the undertaking contained in the Registration Statement pursuant to Item 512 of Regulation S-K, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister and remove all of the previously registered shares of Common Stock that remain unissued and unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-43909 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, California, on the 19th day of February, 2009.

NITCHES, Inc.

By:	/s/ Paul M. Wyandt
Paul M. Wyandt
Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

	Chairman and Chief Executive	February 19, 2009
/s/ Steven P. Wyandt	Officer
Steven P. Wyandt

	Director, President and Chief	February 19, 2009
Financial Officer
/s/ Paul M. Wyandt	(Principal Financial Officer)
Paul M. Wyandt

/s/ Eugene B. Price II	Director	February 19, 2009
Eugene B. Price II

/s/ Michael D. Sholtis	Director	February 19, 2009
Michael D. Sholtis